Exhibit A-2
(Original in Portuguese)

MANUAL DE DIVULGAÇÃO E USO INFORMAÇÕES E POLÍTICA DE
NEGOCIAÇÃO DE VALORES MOBILIÁRIOS DE EMISSÃO DA

COMPANHIA DE BEBIDAS DAS AMÉRICAS - AmBev

PROGRAMA INDIVIDUAL DE INVESTIMENTO

                                Vencimento : 11/07/2007.-

I - QUALIFICAÇÃO

FUNDAÇÃO ANTONIO E HELENA ZERRENNER - INSTITUIÇÃO NACIONAL DE
BENEFICÊNCIA

CNPJ/MF = 60.480.480/0001-67     - CEP 04538-132

Av. Brigadeiro Faria Lima, 3900 - 11º andar - conj.1101  -  São Paulo — São Paulo

II - INDICAÇÃO DA QUALIDADE EM QUE ESTÁ PREENCHENDO ESTE
FORMULÁRIO

Integrante do grupo de acionistas controladores.

III -    DECLARAÇÃO DA QUANTIDADE E DAS CARACTERÍSTICAS DOS
VALORES MOBILIÁRIOS CUJA NEGOCIAÇÃO SE PRETENDE.

Ações Ordinárias	Compra	870.600.000
Ações Preferenciais	Venda	444.332.513

IV - QUALIFICAÇÃO DA COMPANHIA EMISSORA DOS VALORES
MOBILIÁRIOS

Denominação : Companhia de Bebidas das Américas - AmBev
Endereço da Sede: Rua Dr. Renato Paes de Barros, 1017 , 4º andar - CEP 04530-001
Itaim BiBi

V- PERÍODOS DE NEGOCIAÇÃO

Mensalmente, ao longo do período de 24 meses seguintes, a partir do corrente mês (inclusive).-

VI - COMENTÁRIOS ADICIONAIS

A Fundação, objetiva ampliar a sua participação acionária n o capital votante da AmBev, em face da sua condição de investidora institucional e da sua qualidade de integrante do grupo de acionistas controladores, nos termos do Acordo de Acionistas firmado em 01/07/1999 e seu Aditivo de 02/03/2004.
Para atingir esse objetivo, alienará as ações preferenciais possuídas e adquirirá ações ordinárias, conforme as quantidades de ações estimadas, mencionadas no item III deste documento.

Comprometemo-nos a:
a)	seguir as definições estabelecidas neste instrumento e apresentar à AmBev as justificativas para os casos em que isto não ocorra;
b)
observar os prazos de vedação previstos no Manual AmBev e a não negociar com os valores mobiliários adquiridos na forma deste Programa Individual de Negociação pelo prazo mínimo de 90 (noventa dias) da data da sua aquisição;

c)	observar o prazo de vencimento deste plano e apresentar alterações, sua renovação ou a comunicar, por escrito, sua extinção;
d)	negociar somente através das corretoras credenciadas, conforme definido no Manual AmBev.-

                                                                São Paulo, 11 de julho de 2005.